                        PARTICIPATING PROVIDER AGREEMENT
                        --------------------------------

         This Agreement, dated as of June 1, 1997 ("Commencement Date"), is between U.S. VISION, INC., a Delaware corporation ("USV") with its principal place of business located at 10 Harmon Drive, Blackwood, New Jersey, 08012 and COLE VISION CORPORATION, a Delaware corporation ("CVC") with its principal place of business located at 18903 South Miles Road, Warrensville Heights, Ohio, 44128.

         WHEREAS, there continues to be a growing demand by employers, employee organizations, health maintenance organizations and other third party purchasers for innovative employee vision benefit plans; and

         WHEREAS, CVC and USV each own and operate a national network of optical outlets; and

         WHEREAS, CVC is also engaged in the business of marketing and managing employee vision benefit plans to Purchasers (as hereinafter defined) that utilize a network of CVC and affiliate-owned locations, independent optometrists and other selected locations (the "CVC Network" or the "Network"); and

         WHEREAS, USV desires to actively participate in CVC's Network and innovative vision benefit plans;

         THEREFORE, in consideration of the premises and the mutual covenants set forth herein, CVC and USV agree as follows:

         I.       DEFINITIONS
                  -----------

         1.1 "Purchaser(s)" means an employer, association, employer group or other third party purchasers which have established a self-insured vision benefit plan under the Employment Retirement Income Security Act of 1974, as amended ("ERISA"); a health maintenance organization or any other third party, and individuals who purchase uninsured vision plans from CVC.

         1.2 "Plan" means an employee benefit plan or other type of Purchaser plan that provides Covered Vision Services pursuant to an agreement CVC has entered into or arranged with a Purchaser. "Employee Benefit Plan" has the same meaning as in Section 3 of ERISA, 29 U.S.C. Section 1002.

         1.3 "Covered Vision Services" means the optical products and services provided to Members under this Agreement.

         1.4 "Member" means a person eligible for Covered Vision Services.

         1.5 "Benefits Manual" means the CVC Benefits Manual prepared and maintained by CVC or its Affiliates, and any amendments thereto.

         1.6 "Program Manual" means the Quality Assurance Program Manual (which includes the Quality Assurance Program Standards attached hereto as Exhibit A), including the CVC Vision Peer Review Program and Complaint Resolution Procedure.

         1.7 "Healthcare Provider" means an optometrist, ophthalmologist or other duly-licensed healthcare professional either employed by or who has entered into a contractual arrangement with USV to perform eye examination services on behalf of the Members at or adjacent to the USV Locations (as defined in Section 1.10).

         1.8 "Credentialing" and "Recredentialing" means the verification and reverification of all education, licenses, certificates, insurance and liability or claims history to support the qualifications of any Healthcare Provider.

         1.9 "Affiliates" means a corporation, partnership, limited liability company or such other business entity controlled by, controlling or under common control with CVC.

         1.10 "Locations" shall mean the optical outlets owned or operated by USV where optical products and services are provided to Members.

         1.11 "Billable Plans" means a plan in which some or all of the cost of Covered Vision Services are billed to and paid by the Purchaser or the Plan following submission of Claim Forms (as hereinafter defined) by the Provider of the Covered Vision Services, i.e., USV or a Health Care Provider.

         1.12 "Non-Billable Plans" are plans where the Member pays a discounted fee at the point of service for Covered Vision Services.

         II.      OBLIGATIONS OF CVC
                  ------------------

         2.1 CVC and its Affiliates will organize, administer, market and negotiate contracts with Purchasers for Covered Vision Services.

         2.2 CVC and its Affiliates will act as USV's limited agent to execute contracts with Purchasers on USV's behalf. USV appoints CVC and its Affiliates as its attorneys-in-fact with full power and authority to execute contracts with Purchasers only in accordance with the terms and conditions of this Agreement.

         2.3 CVC and its Affiliates will publish lists of the Locations with the address and other relevant information to promote and administer the Plans in the same manner in which CVC publishes lists of its Network.

         2.4 CVC will or will cause its Affiliates to administer claims and eligibility determinations as required by Purchasers and state or federal law in the manner set forth in the Program Manual and the Benefits Manual for all Billable Plans in which USV participates.

         2.5 CVC and its Affiliates will administer Credentialing and Quality Assurance.

         2.6 CVC shall provide USV with claim forms ("Claim Forms") for USV to submit a record of Transaction (as hereinafter defined ) to CVC or its Affiliates.

         III.     OBLIGATIONS OF USV
                  -----------------

         3.1 USV agrees to provide the Covered Vision Services in accordance with the terms of all Plans where the reimbursement levels are not less than the amounts set forth on Exhibit B attached hereto, including any deductibles and co-payments.

         3.2 USV shall not voluntarily waive payment of any deductibles or co-payments which a Member is obligated to pay under a Plan.

         3.3 Other than for co-payments or deductibles under Billable Plans, USV shall not bill or seek reimbursement for Covered Vision Services under Billable Plans from any Member.

         3.4 USV shall submit to CVC and its Affiliates Claims Forms for each Transaction within sixty (60) days of the date of such Transaction.

         3.5 USV agrees to comply with all state and federal laws, Purchasers' and Plan requirements, the Program Manual and the Benefit Manual.

         3.6 USV shall cause all Healthcare Providers to provide CVC or its Affiliates with the Credentialing information required by CVC or its Affiliates at any time during the term of this Agreement. CVC or its Affiliates shall provide Credentialing and Recredentialing (every two years) administration for the Healthcare Providers at each Location and USV shall pay or cause the Healthcare Provider to pay CVC or its Affiliates an administration fee
of *    for each such Healthcare Provider so Credentialied or Recredentialed.
CVC may change Credentialing requirements and Credentialing administrative fees from time to time.

         3.7 Subject to any applicable laws regarding the confidentiality of patient records, USV agrees to provide CVC, its Affiliates and their agents and Purchaser (when arranged by CVC) with reasonable access to those records as may be necessary to determine compliance with the Purchaser's Plan, state or federal law and the terms of this Agreement. USV agrees to retain all patient records for at least five (5) years.

         3.8 USV agrees to obtain all required licenses in all jurisdictions where it renders services pursuant to this Agreement, and to maintain such licenses at all times while this Agreement is in effect.

         3.9 USV agrees to notify CVC of any complaints made regarding or disciplinary actions taken based upon USV's provision of Covered Vision Services under this Agreement and, upon request of CVC, authorizes any regulatory body to release such information to CVC or its agents.

         3.10 USV agrees that (unless otherwise prohibited by law), it will provide the services of at least one (1) Healthcare Provider at each Location who will provide Members with reasonable access and, in compliance with Plan requirements, to Covered Vision Services, at such Location and that such Services will be provided by persons who have complied with CVC's Credentialing and Recredentialing requirements. USV agrees that whenever any Healthcare Provider is absent

* Confidential portion omitted and filed separately with the Commission.

for any extended period, USV will or will cause such Healthcare Provider to arrange for a substitute Healthcare Provider to provide Covered Vision Services for Members. USV is responsible for assuring that any replacement Healthcare Provider agrees to be subject to the terms and conditions of this Agreement while providing Covered Vision Services to Members and that each substitute Healthcare Provider has complied with CVC's Credentialing and Recredentialing requirements.

         3.11 USV will not discriminate against Members because of age, sex, race, creed, source of payment or health maintenance organization affiliation.

         3.12 USV agrees that it shall submit a Claim Form to CVC and its Affiliates reflecting all Covered Vision Services (excluding eye examination services) provided to a Member or such Member's eligible dependents within
* of the date on which such Service shall have been provided to the Member (the "Transaction"). For purposes of this Agreement, a Transaction shall mean each separate optical product (i.e., eyeglasses, frames, lenses, etc.) provided to a Member or such Member's eligible dependent pursuant to a Billable or Non-Billable Plan; provided, however, the purchase of a complete pair of eyeglasses shall be recorded as one (1) Transaction. For each such Transaction
reflected on the Claim Form, USV shall pay CVC the sum of *           from the
Commencement Date hereof through December 31, 1998 and *           thereafter
(the "Transaction Fees"). In the event a Member purchases more than one (1) optical product pursuant to a USV promotion when the promotional price is more favorable than the price payable by such Member pursuant to a Plan and any such additional optical product is provided by USV at no cost to the Member, only the first optical product purchased hereunder shall be subject to the payment of a Transaction Fee. Notwithstanding the above, for each Transaction for the sale of three (3) boxes or less of disposable contact lenses, USV agrees to pay CVC a
Transaction Fee of *         and for each Transaction for the sale of more than
three (3) boxes of disposable contact lenses, USV shall pay CVC a Transaction
Fee of *        from the Commencement Date through December 31, 1998 and
* thereafter. Each month during the term hereof, CVC shall submit an invoice to USV reflecting the amount of Transaction Fees owed by USV to CVC based on the number of Transactions reflected on the Claim Forms received by CVC during the previous month. Such invoice shall be due and payable within * of the date thereof. For any Claim Forms submitted by USV for reimbursement under Billable Plans, CVC shall have the right to deduct Transaction Fees from any sums due and owing USV.

         3.13 USV is not required to, but may choose to, provide Covered Vision Services under a Plan for which the scheduled payment is below the minimum reimbursements listed on Exhibit B ("Below Minimum Plan"). However, if USV chooses to provide Covered Vision Services under a Below Minimum Plan, USV must provide Covered Vision Services to all Members seeking such Services under the Below Minimum Plan. USV may elect to no longer provide Covered Vision Services under a Below Minimum Plan by providing one hundred eighty (180) days prior written notice to CVC.

         3.14 USV shall provide CVC with notice as soon as reasonably practical of the opening of a new Location or the closing of any existing Location; provided, however, in no event shall such notice occur more than ten (10) days after the opening or closing of such Location.

         3.15 No later than June 1, 1997, USV shall enter into a non-compete agreement with its Vice President of vision care or such individual or individuals who hold comparable positions providing that such individual or individuals shall not compete with USV in the managed vision
__________________
* Confidential portion omitted and filed separately with the Commission.

 care business for a period of no less than one (1) year subsequent to the termination of such individual's or individuals' employment. Upon request, USV shall provide CVC with a copy of such agreement.

         IV.      TERM AND TERMINATION

         4.1 The Term of this Agreement shall commence on June 1, 1997 and, unless sooner terminated as provided for herein, expire on December 31, 2002.

         4.2 CVC may immediately terminate this Agreement in its entirety or as to any individual Location upon written notice to USV: (a) for USV's failure to materially comply with the Program Manual or the Benefits Manual; (b) if USV's license to engage in business is revoked, withdrawn, canceled or suspended; (c) as to any Location, if USV fails to provide reasonable access to Covered Vision Services by a Credentialed Healthcare Provider at such Location in accordance with this Agreement, except however, this subsection (c) will not apply if USV is prohibited by law from doing so; (d) on the effective date of any state's or other jurisdiction's action which prohibits the arrangement provided for in this Agreement, or upon written notice from CVC to USV that the arrangement provided for in this Agreement is contrary to any federal, state or local law; (e) if more than twenty-five (25) Location audits conducted by CVC during any twelve
(12) month period during the term hereof reveal that the Transaction Fees paid bu USV to CVC at each such Location have been understated by more than five percent (5%) and upon such determination, CVC shall notify USV of the results of such audit; or (f) as to any Location, if CVC receives two (2) documented Member complaint about USV or a Healthcare Provider at such Location.

         4.3 Either party may terminate this Agreement immediately upon written notice to the other party if such other party applies for or consents to appointment of receiver, trustee or liquidator for a substantial part of its assets, files a voluntary petition in bankruptcy or admits in writing its inability to pay its debts, files a petition or an answer seeking reorganization or arrangements with creditors or takes advantage of any insolvency law.

         4.4 Except as provided in Section 4.2, either party may terminate this Agreement upon thirty (30) days prior written notice to the other party upon the breach by such other party of any of its obligations hereunder if such breach is not cured within such thirty (30) day period to the reasonable satisfaction of the non-breaching party.

         4.5 If this Agreement is terminated, USV agrees: (I) to return the Benefits Manual and the Program Manual within thirty (30) days of termination;
(ii) to complete all Covered Vision Services begun prior to the date of termination; and (iii) at the request of a Member, the Plan, the Purchaser or as required by law, to promptly transfer a copy of Members' records to another provider. USV also agrees that CVC and Purchasers may notify Members and other Purchasers that USV has ceased being a participating provider.

         V.       INDEMNIFICATION
                  ---------------

         5.1 CVC agrees to indemnify and hold USV, its affiliates and their officers, directors and employees harmless against and third party claims or liabilities arising by reason of any act or omission of CVC or its Affiliates in connection with the performance by CVC or its Affiliates of any of their obligations under this Agreement.

         5.2 USV agrees to indemnify and hold CVC, its Affiliates and their officers, directors and employees harmless against any third party claims or liabilities arising by reason of any act or omission of USV, its officers, employees, agents, subtenants or any Healthcare Provider, in connection with the performance of any Covered Vision Service or the use of any property or facilities provided by USV under this Agreement.

         5.3 If any claim is made by a third party against a party that is subject to indemnification under Section 5.1 or 5.2, prompt written notice shall be given by the indemnified party to the indemnifying party, which may assume the defense by counsel of its selection, subject to the reasonable approval of the indemnified party. The indemnified party may participate in the defense with counsel of its selection, but if the indemnifying party has assumed the defense, the indemnified party will pay the cost of its own counsel.

         VI.      INSURANCE
                  ---------

         6.1 Required Coverage. Each of the parties hereto shall obtain and maintain, at its sole expense, during the term of this Agreement, the following policies of insurance from companies reasonably satisfactory to the other party, and shall provide such other party with certificates evidencing such coverages within fifteen (15) days of the execution of this Agreement, such policies to contain provisions and be in the amounts set forth below so as to fully protect the party obtaining such insurance from and against all expenses, claims, actions, liabilities, losses and damages relating to the subjects covered by said policies of insurance:

           (1) Worker's Compensation Insurance (with limits of not less than statutory benefits) and Employer's Liability Insurance (with limits of not less than $500,000) covering all persons employed by the party;

           (2) Public Liability Insurance, including contractual liability insurance, covering death of or injury to persons (with limits of not less than $2,000,000 each occurrence) and damage to property (with limits of not less than $1,000,000 each occurrence) arising out of or relating to the party's obligations under this Agreement.

           (3) Products liability Insurance covering products sold by the party with the same limits as are set forth in Subparagraph
                  (2) immediately above;

           (4) Malpractice or Professional Liability Insurance covering all professional activities conducted by the party, its agents, employees or subtenants with limits of $2,000,000 each claim and $5,000,000 in the aggregate.

All such policies shall bear endorsements to the effect that each party shall be notified not less than thirty (30) days in advance of any modification, expiration or cancellation of any policies maintained by the other party. The policies described in Subparagraphs (2), (3) and (4) above shall name the other party hereto as an additional named insured.

                  VII.     GENERAL PROVISIONS
                           ------------------

                  7.1. Audit Right of CVC. CVC shall have the right from time to time, upon ten (10) days prior written notice to USV, to inspect during reasonable business hours at USV's Locations or its corporate headquarters all records relating to the Covered Vision Services provided to Members pursuant to the terms of this Agreement. CVC shall not have the right to audit any other records except those relating solely to the Covered Vision Services provided by USV pursuant to the terms of this Agreement. In the event such audit reveals that USV has failed to pay CVC a Transaction Fee for any Covered Vision Services provided to Members by USV, USV shall immediately pay CVC the sums due hereunder with interest at the rate of twelve percent (12%) per annum from the date such Covered Vision Service was provided to the Member. USV shall provide CVC with access to and the cooperation of appropriate personnel for the interpretation of such records. In the event such audit reveals that USV has paid CVC an amount of less than two percent (2%) of the total Transaction Fees due CVC at any such Location, USV shall reimburse CVC for the reasonable cost of such audit (including travel expenses) applicable to such Location.

                  7.2 Audit Right of USV. USV shall have the right from time to time, upon ten (10) days prior written notice to CVC, to inspect during reasonable business hours at CVC's corporate headquarters all records relating to payments made by Purchasers pursuant to Covered Vision Services provided by USV pursuant to the terms of this Agreement. USV shall not have the right to audit any other records except those described above. In the event such audit reveals that CVC has failed to pay USV for any Covered Vision Services provided by USV pursuant to the terms of this agreement, CVC shall immediately pay USV any sums due hereunder with interest at the rate of twelve percent (12%) per annum from the date such payment shall have otherwise been made to USV. CVC shall supply USV with access to and the cooperation of appropriate personnel for the interpretation of records. In the event such audit reveals that CVC has paid USV an amount of less than two percent (2%) of the total sums due USV from Purchaser, CVC shall reimburse USV for the reasonable cost of such audit (including travel expenses).

                  7.3 Assignment. Neither party may assign its interest in this Agreement without the prior written consent of the other party, which consent may be granted or withheld in such party's sole discretion; provided, however, that either party may assign its interest in this Agreement to any parent, subsidiary or affiliated corporation with the assignor remaining liable for the performance of the terms hereof. In the event USV conveys its interest in more than forty percent (40%) of its issued and outstanding stock or sells substantially all of its assets to any entity primarily engaged in the optical business, either at retail or through the management of a network of providers who provide optical products or services to Purchasers or Plans and either own, operate of manage one hundred (100) or more locations, by purchase, merger, consolidation or otherwise (including operation of law). USV shall promptly notify CVC and CVC shall have the right, within thirty (30) days of receipt of such notice, to terminate this Agreement. A public offering of USV's stock shall not be deemed to be a change of control as contemplated by this Paragraph 7.3. Notwithstanding the above, if USV provides written notice to CVC of the identity of the potential other party or parties to such transaction (the "Parties"), and a description (i.e. sale of stock, assets, etc.) thereof, CVC shall, within thirty (30) days after receipt of such notice, advise USV in writing that in the event such transaction is consummated with such Parties, CVC will exercise its right to terminate this Agreement as provided for in this Paragraph 7.3; if CVC fails to notify USV of its intent to terminate this Agreement as aforesaid, then in the event such a transaction is consummated with the Parties, CVC shall not have the right to terminate this Agreement as provided in this Paragraph 7.3. USV shall provide CVC with all information reasonably necessary for CVC to determine whether it will exercise its right to terminate this Agreement, pursuant to this Paragraph 7.3.

                  7.4 Independent Contractors. Nothing in this Agreement shall be construed to make or constitute the parties hereto partners, joint venturers, employees or employers of the other, or either deemed the agent of the other in any respect, except to the extent CVC is specifically authorized to be the agent of USV for the limits purposes set forth in this Agreement.

                  7.5 Taxes. USV shall be responsible for timely filing all returns and paying all sales, use, excise or other taxes attributable to the performance of any of its obligations hereunder (except for the payment of Transportation Fees to CVC), and shall indemnify and hold harmless CVC from any liabilities resulting therefrom.

                  7.6 Supply Agreement. Notwithstanding CVC's failure to perform its minimum purchase obligations pursuant to the provisions of Paragraph 1 of the Supply Agreement between Styl-Rite Mfg. Co., Inc. (a wholly-owned subsidiary of USV) and CVC dated January 29, 1994, by executing this Agreement, Styl-Rite hereby releases CVC from any further obligations thereunder as of the termination date of such Supply Agreement.

                  7.7 Most Favored Nation. CVC agrees that it will not enter into an agreement with any multi-unit retail optical chain (i.e., a retail optical chain with more than one hundred (100) retail locations) which owns its own manufacturing facility to participate as a provider in CVC's exclusive vision benefit plans under terms and conditions more favorable than the terms and conditions under which USV serves as a provider pursuant to the terms of this Agreement. This Section 7.7 shall not be applicable to any Affiliates of CVC.

                  7.8 Exclusivity. Except as provided for in this Agreement. USV shall not provide, or offer to provide, Covered Vision Services to Purchasers of plans during the term of this Agreement, unless (i) USV first offers CVC the right of first refusal to participate in such plan; (ii) CVC refuses to participate in such plan; and (iii) and the reimbursement levels of such plan are at least equal to or greater than the reimbursement levels set forth on Exhibit B. In such event, USV shall have the right to serve as a provider of such plan. The prohibition contained in this Paragraph 7.8 shall not apply to Medicare, Medicaid (provided USV renders services to Medicare and Medicaid eligible participants through contracts with state of the federal government and not through third parties such as HMOs etc.), ECPA and Outlook Vision Services, Inc., for which plans USV currently serves as a provider. Under no circumstances shall USV participate in any plans where the reimbursement levels are below those set forth on Exhibit B hereto. Notwithstanding the above, nothing contained in this Paragraph 7.8 shall preclude USV from serving as provider of optical products and services pursuant to an agreement with any host store in which USV provides such products and services solely for the members of employees of such host store.

                  7.9 Notice. All notices or demands which either party hereto either is required to or may desire to serve upon the other must be in writing and shall be served in a sealed envelope, which envelope shall be deposited in the U.S. Mail, postage prepaid, certified or registered, or by facsimile transmission, or overnight delivery using a nationally recognized overnight delivery service, and addressed to the respective parties at the addresses set forth above. Notice shall be deemed to have been served at the earlier of the date received, refused or returned as undeliverable; provided, however, that should such notice pertain to the change of address of either of the parties hereto, such notice shall be deemed to have been served upon receipt thereof by the party to whom such notice is given.

                  7.10 Confidentiality. In connection with the performance of this Agreement, USV and CVC may have access to certain confidential and proprietary information of the other party, including, but not limited to, business plans, proposed advertising, sales records, financial data and the business terms of this Agreement. Recognizing that such information represents valuable assets and property of the disclosing party and the harm that may befall such party, if any, if such information is disclosed, the recipient of such information agrees to hold all such information in strict confidence and not to use or otherwise disclose such information to third parties without having received the prior written consent of the disclosing party and a written agreement from such third party to maintain such information in strict confidence. The obligation of confidentiality created herein shall survive the expiration and termination of this Agreement. Notwithstanding the above, the obligations of confidentiality set forth above shall cease to apply when (i) the information comes into the public domain, provided it did not come into the public domain through the unauthorized acts of the receiving party; (ii) the information was in the receiving party's possession prior to its disclosure or was later disclosed to the receiving party by a third party who is lawfully in possession of such and, to the receiving party's knowledge, was under no obligation to keep such information confidential; (iii) the information, in the opinion of the receiving party's counsel, is required to be disclosed by law, but only to the extent so required and only upon prior written notice to the other party hereto; and (iv) the receiving party may be required to disclose the information in order to enforce its rights under this Agreement.

                  7.11 Employees. During the term of this Agreement and for a period of two (2) years thereafter, each of the parties agrees not to directly or indirectly employ, retain or negotiate regarding the employment or retention of, any current or former officer of the other party or of any management employee of the other party directly involved with third party managed vision care.

                  7.12 Successors. This Agreement will inure to the benefit of and may be enforced by CVC and its successors and assigns.

                  7.13 No Third Party Rights. Except as provided in Section 3.1, no third party will have any rights under this Agreement.

                  7.14 Governing Law. This Agreement is governed by the laws of the United States and the State of Ohio.

                  7.15 Entire Agreement. This Agreement together with the Program Manual, Benefits Manual and Exhibits which are hereby incorporated by reference, supersedes all other third party agreements between CVC and USV pertaining to USV's participation in third party contract, whether written or oral and constitutes the entire agreement of the parties.

U.S. VISION, INC.                               COLE VISION CORPORATION

By: /s/ William A. Schwartz                     By: /s/ Dennis C. Osgood
   ------------------------------                  ---------------------------
                                                   Dennis C. Osgood
Title: President and CEO                           Executive Vice President
      ---------------------------
Date:  May 27, 1997                             Date: May 27, 1997
      ---------------------------

STYL-RITE OPTICAL MFG. CO., INC.
(Only as to Paragraph 7.6 hereof)

By: /s/ William A. Schwartz
   ---------------------------------
Title: President and CEO
      ------------------------------
Date:  May 27, 1997
      ------------------------------

                                    Exhibit A
                                    ---------


                       QUALITY ASSURANCE PROGRAM STANDARDS
                       -----------------------------------

In order to be considered a participating Location, that Location must meet the following Quality Assurance Program Standards, as well as such standards which may be set forth in the Quality Assurance Program Manual from time to time:

                 o Healthcare Provider must complete the minimum eye examination procedures, as set forth on the Quality Assurance Program Manual.

                 o Healthcare Provider must report eye examination outcomes in accordance with the Quality Assurance Program Manual.

                 o Healthcare Provider must have the minimum eye examination equipment as set forth in the Quality Assurance Program Manual.

                 o A minimum frame selection (number of styles) as follows:

                           74 between $101 and $150 retail
                           83 between $81 and $100 retail
                           64 between $61 and $80 retail
                           47 below $60 retail

                 o Compliance with any revisions to the minimum frame selection set forth above, including, but not limited to, the designation by CVC of specific frame SKUs not
                           to exceed          .

                 o Open a minimum of five days per week, at least one weekday evening, and at least one weekend day.

                 o Next day delivery available upon request at no charge.

                 o         Spectacles manufactured to ANSI standards.

                 o         Prescription verification of spectacles at location.

                 o No more than seven calendar days for next available appointment for examination.

                 o Spectacle/contact order turnaround time from date fitted to date available for dispensing not more than seven calendar days.

                 o Members are not discriminated against because of participation in vision care program.

                                    Exhibit B

                                     Eyewear
                                                                      Minimum
                                                                  Reimbursement
                                                                  -------------


A. Spectacle Lenses (uncoated plastic or glass (only for non-minors), any power, any size):

    a.       Single vision
    b.       Bifocal
    c.       Trifocal
    d.       Lenticular/aspheric, etc.
    e.       or a blended rate for all spectacle lenses

    Lens Options
    ------------

    a.   Standard progressive (no-line bifocals and including scratch coating)
    b.   Polycarbonate (including scratch coating and ultra violet coating)
    c.   Scratch resistant coating
    d.   Ultraviolet coating
    e.   Solid or gradient tine
    f.   Glass (only for non-minors)
    g.   Photochromic
    h.   Anti-reflective coating
    i.   Transitions (including scratch coating)

    Frames
    ------

    a.       All frames
    b.       Plan allowances
                *              allowance
                               allowance
                               allowance
                               allowance
                               allowance
                               allowance
                               allowance
                               allowance
                               allowance
                               allowance
                               allowance
             Plus Member pays * of the difference between the applicable Plan Allowance and the full retail price.
    c.       Scheduled Discount Plan Allowance
                      i.       Frame   *
                      ii.      Frame
                      iii.     Frame
                      iv.      Frame
                      v.       Frame

    B.       Contact Lenses         *       discount from regular retail prices
             --------------
____________
* Confidential portion omitted and filed separately with the Commission.